Exhibit 10.6

AMENDED AND RESTATED SECURITY AGREEMENT

AMENDED AND RESTATED SECURITY AGREEMENT

5/23/2019

Recovery Solutions & Technologies, Inc., a Arizona corporation (the “Corporation”) granted NFS Leasing, Inc. a continuing security interest in all of its assets pursuant to an Amended and Restated Security Agreement dated February 7, 2018. The legal name of the Corporation has been changed to GlyEco West Virginia, Inc., a Delaware corporation, with a principal place of business at 1620 1ST Ave S, Nitro, WV 25143 and a mailing address at PO Box 387, Institute, West Virginia 25112 (“Debtor”). In order to secure the due and punctual payment of all of the Obligations (as herein defined), Debtor hereby grants to NFS Leasing, Inc., a Massachusetts Corporation, having an address of 900 Cummings Center, Suite 226-U, Beverly, MA 01915 (“Secured Party”), a continuing security interest in the following item(s) of collateral:

All of Debtor’s now owned and hereafter acquired assets, howsoever arising which are or may be subject to Article 9 of the Uniform Commercial Code, together with all replacements therefor, additions and accessions thereto, and proceeds (including, but without limitation, insurance proceeds) and products thereof, including, without limitation, the following: Accounts; Chattel Paper; Commercial Tort Claims; Deposit Accounts; Documents; Equipment; General Intangibles; Instruments; Intellectual Property Rights; Inventory; Investment Property; Letter-of-Credit Rights; Payment Intangibles; Supporting Obligations; Rights as seller of Goods and rights to returned or repossessed Goods; All existing and future leases and use agreements of personal property entered into by Debtor as lessor with other Persons as lessees, including without limitation the right to receive and collect all rentals and other monies, including security deposits, at any time payable under such leases and agreements; Any existing and future leases and use agreements of personal property entered into by Debtor as lessee with other Persons as lessors, including, without limitation, the leasehold interest of Debtor in such property, and all options to purchase such property or to extend any such lease or agreement; all patents, patent application, patent rights, patent licenses; All Fixtures of Debtor (including, but not limited to, all fixtures now or hereafter located on the Debtor’s real property); All moneys of Debtor and all bank accounts, deposit accounts, lock boxes and other accounts in which such moneys may at any time be on deposit or held and all investments or securities in which such moneys may at any time be invested and all certificates, instruments and documents from time to time representing or evidencing any of the same; All claims of Debtor in any pending litigation and/or claims for any insurance proceeds; All Records pertaining to any of the Collateral; and All interest, dividends, Proceeds, products, rents, royalties, issues and profits of any of the property described above, including, without limitation, all monies due and to become due with respect to such property, together with all rights to receive the same, and all notes, certificates of deposit, checks and other instruments and property from time to time delivered to or otherwise possessed by Secured Party for or on behalf of Debtor in substitution for or in addition to any of said property.

All of the foregoing items of collateral are hereinafter collectively referred to as the “Collateral.” Capitalized terms used above but not otherwise defined shall have the meaning as set forth under Article 9 of the Uniform Commercial Code.

“Obligations” shall mean:

(a)	all indebtedness and liabilities whatsoever of Debtor to Secured Party which in any manner relate to or arise from payments owed to Secured Party under a certain Master Equipment Lease (“Master Lease”) executed by Debtor on March 31, 2017, whether direct, indirect, absolute or contingent, due or to become due, now existing or hereafter arising; and
(b)	all indebtedness and liabilities whatsoever of Debtor to Secured Party which in any manner relate to or arise from payments owed to Secured Party under a certain Royalty Agreement (“Royalty Agreement”) dated May 23, 2019 whether direct, indirect, absolute or contingent, due or to become due, now existing or hereafter arising; and
(c)	any and all other indebtedness, liabilities, and obligations of Debtor to Secured Party, whether now existing or hereafter arising.

Section 1. Representations, Warranties And Covenants Of Debtor. Debtor hereby represents, warrants and covenants as follows:

(a) The Collateral is and will continue to be used primarily for business purposes.

(b) Except as otherwise specifically provided herein, Debtor is or, to the extent that certain of the Collateral is to be acquired after the date hereof, will be, the owner of the Collateral free from any adverse lien, security interest or encumbrance, and Debtor will defend the Collateral against all claims and demands of all persons at any time claiming any interest therein.

(c) No financing statement covering any Collateral is on file in any public office, other than the financing statements filed on account of the Security Agreement with Secured Party dated March 31, 2017 and the Amended and Restated Security Agreement with Secured Party dated February 7, 2018 and the financing statements filed pursuant to this Security Agreement. At the request of Secured Party, Debtor will join with Secured Party in executing one or more (i) financing statements pursuant to the Uniform Commercial Code, (ii) title certificate lien application forms, and (iii) other documents necessary or advisable to perfect the security interests granted hereby, all in form satisfactory to Secured Party, and Debtor will pay the cost of filing the same or filing or recording this Agreement in all public offices wherever filing or recording is deemed by Secured Party to be necessary or desirable. A carbon, photographic, or other reproduction of this Agreement or a financing statement is sufficient as a financing statement.

(d) Debtor will promptly pay any and all taxes, assessments and governmental charges upon the Collateral or for its use or operation.

(e) Debtor will immediately notify Secured Party of any event causing a substantial loss or diminution in the value of all or any material part of the Collateral.

(f) Debtor will keep the Collateral free from any adverse lien, security interest or encumbrance, (except for properly perfected purchase money security interests solely securing the asset to be purchased and incurred in the ordinary course of business), and in good order and repair.

(g) Debtor will not sell, lease or transfer any of the Collateral or any interest therein (except in the ordinary course of business), without the prior written consent of Secured Party.

(h) Debtor will not, without the prior written consent of Secured Party, or as permitted by the Master Lease, change the name of Debtor, the chief executive office of Debtor, the office where Debtor maintains its books and records pertaining to the Collateral or the location of the Collateral. Unless otherwise specified, the chief executive office of Debtor, the location where Debtor maintains its books and records and the location of the Collateral is the address of Debtor set forth above.

(i) Upon reasonable notice Debtor shall permit Secured Party and its agents to inspect any or all of the Collateral at all reasonable times and shall promptly deliver to Secured Party and its agents such information with respect to the Collateral as Secured Party may reasonably request from time to time. The Secured Party may in its own name or in the names of others, communicate with account debtors in order to verify with them, to Secured Party’s satisfaction, the existence, amount and terms of any accounts.

(j) Debtor will have and maintain insurance at all times with respect to the Collateral against risks of fire (including so-called extended coverage), business interruption and such other risks as Secured Party may require, containing such terms, in such form, for such periods and written by such companies as may be acceptable to Secured Party, such insurance to be payable to Secured Party and to provide for at least twenty (20) days’ prior written cancellation notice to Secured Party. Debtor shall furnish Secured Party with certificates or other evidence satisfactory to Secured Party of compliance with the foregoing insurance provisions.

(k) Neither the execution of this Agreement nor the granting of the security interest in the Collateral as provided for herein is prohibited by or violates the terms of any agreement, undertaking, order or decree to which Debtor or the Collateral is subject to or bound by.

(l) The individual executing this Agreement on behalf of Debtor is duly authorized to do so without the need to obtain any additional authorization or consent.

(m) On or about May 23, 2018, Recovery Solutions & Technologies, Inc. changed its name to GlyEco West Virginia, Inc. and changed its state of incorporation to Delaware.

Section 2. Events Of Default. Debtor shall be in default under this Agreement upon the occurrence of any one of the following events (herein referred to as an “Event of Default”):

(a) Any representation or warranty made by Debtor to Secured Party herein shall prove to be false or misleading in any material respect when made;

(b) Default by Debtor in the due observance or performance of any covenant or agreement herein contained;

(c) Default in the payment when due of any indebtedness of Debtor to Secured Party secured hereby;

(d) The placing of any attachment on any of the Collateral;

(e) The occurrence of any other default or Event of Default under any of the documents evidencing or securing the Obligations; or

(f) Loss, theft, substantial damage or destruction of any of the Collateral in excess of $50,000.00 in the aggregate, which is not fully and adequately covered by insurance.

Section 3. Remedies Upon Event Of Default. If any Event of Default occurs and is not cured within five (5) days after Debtor’s receipt of a written notice of default, Secured Party may declare all obligations secured hereby to be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. Secured Party may exercise all the rights and remedies of a secured party under the Uniform Commercial Code. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place designated by Secured Party. The requirements of reasonable notice shall be met if notice is mailed, postage prepaid, to Debtor at its address set forth above at least ten (10) days before the time of sale or disposition of the Collateral. The Secured Party shall have the right to demand from the Debtor a list of all accounts assigned hereunder and to notify any and all account debtors to make payment thereof directly to Secured Party. Secured Party shall also have the right to (i) open all mail addressed to Debtor; (ii) change the Post Office box or mailing address of Debtor; and (iii) use Debtor’s stationery and billing forms or facsimiles thereof, for the purpose of collecting accounts and realizing upon the Collateral. Debtor understands and agrees the Secured Party may exercise its rights hereunder without affording Debtor an opportunity for a preseizure hearing before Secured Party, through judicial process or otherwise, takes possession of the Collateral upon the occurrence of an Event of Default, and Debtor expressly waives its constitutional right, if any, to such prior hearing.

Section 4. Expenses. Debtor will pay to Secured Party on demand any and all reasonable expenses, including attorneys’ fees, incurred or paid by Secured Party in protecting or enforcing any of its rights hereunder, including its right to take possession of the Collateral, store and dispose of the same or collect the proceeds thereof.

Section 5. Waivers, Non-Exclusive Remedies. No failure or delay on the part of Secured Party in exercising any rights under this Security Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by Secured Party of any of such rights preclude any other or further exercise thereof or the exercise of any other rights with respect to the Collateral, and no waiver as to one Event of Default shall affect the rights of Secured Party as to any other or subsequent Event of Default.

Section 6. Changes In Writing. This Agreement and any provision hereof may not be amended, waived or terminated except by a written instrument signed by Secured Party and Debtor.

Section 7. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts (except in cases and with respect to Collateral when the perfection, the effect of perfection or nonperfection, and the priority of a lien in the Collateral is governed by another jurisdiction, in which case such jurisdiction shall control).

Section 8. Successors And Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, personal representatives, successors and assigns of the parties hereto.

Section 9. Further Assurances. Debtor will execute and deliver to Secured Party, upon Secured Party’s request and at Debtor’s sole cost and expense, any documents Secured Party deems necessary for the perfection of its security interests or preservation of its rights hereunder.

Section 10. General Authority. Secured Party may, at its election, discharge taxes, liens or security interests or other encumbrances at any time levied or placed upon the Collateral, pay for insurance on the Collateral and pay for the maintenance and preservation of the Collateral. Debtor agrees to reimburse Secured Party on demand for any payment made, or any expense incurred by Secured Party pursuant to the foregoing authorization. Upon request by Secured Party, Debtor will deliver to Secured Party a detailed aging of accounts receivable in form acceptable to Secured Party.

Section 11. Limited Power Of Attorney. Upon the occurrence of an Event of Default, Debtor hereby appoints Secured Party its true and lawful attorney with full power of substitution to execute any and all documents Secured Party deems necessary to perfect its security interests hereunder, to demand, collect, receive, receipt for, sue for, compound and give acquittance for, any and all amounts due and to become due on any accounts and to endorse the name of the Debtor on all commercial paper given in payment or part-payment thereof and in its discretion to file any claim or take any other action which Secured Party may deem necessary or appropriate to protect and preserve and realize upon the security interest of the Secured Party in any accounts or the proceeds thereof, to obtain, adjust, settle and cancel any insurance and endorse any drafts in payment of any loss, to take any actions permitted by Section 10 hereof and to do all other acts or things contemplated by this Agreement.

Section 12. Substitution of Security. At any time while this Agreement is in effect, Debtor shall have the right to post an irrevocable letter of credit in substitution for this Agreement in an amount equal to the then outstanding balance of the Obligations and containing such terms as are reasonably acceptable to Secured Party, and upon such posting Secured Party shall discharge all security interests with respect to the Collateral.

Section 13.  No Novation. The Debtor and the Secured Party agree that this Agreement is not, and is not intended to be, a novation and that any existing security interests of Secured Party relating to the Collateral, including but not limited to those arising from and relating to Schedule 1 to the Master Lease, shall continue in full force and effect.

IN WITNESS WHEREOF, this Agreement is executed by Debtor and Secured Party under seal on the date set forth above.

DEBTOR: GlyEco West Virginia, Inc.	SECURED PARTY: NFS Leasing, Inc.

By:	By:
Name:	Mark Blaisdell – Chief Financial Officer
Title: